Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Abundia Global Impact Group, Inc. (the Registrant) of our report dated February 24, 2025, relating to the consolidated financial statements and schedule(s) of Abundia Global Impact Group, LLC, appearing in the Annual Report on Form 10-K of the Registrant for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Baker Tilly US, LLP

Houston, Texas

June 22, 2026